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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                  June 25, 2000


                               WEBVAN GROUP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


      000-27541                                         77-0446411
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(Commission File No.)                       (IRS Employer Identification Number)

                               310 Lakeside Drive
                          Foster City, California 94404
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                    (Address of principal executive offices)


                                 (650) 627-3000
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              (Registrant's telephone number, including area code)

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Item 5.    Other Events.

        On June 25, 2000, Webvan Group, Inc., a Delaware corporation ("Webvan") announced that it had executed a definitive Agreement and Plan of Reorganization with HomeGrocer.com, Inc., a Washington corporation ("HomeGrocer"). Pursuant to the terms of the Agreement and Plan of Reorganization, dated June 25, 2000, by and between Webvan, HomeGrocer and Robin Merger Corporation, a Washington corporation and wholly-owned subsidiary of Webvan (the "Agreement"), holders of HomeGrocer Common Stock will receive 1.07605 shares of Webvan Common Stock for each share of HomeGrocer Common Stock, and HomeGrocer will become a wholly-owned subsidiary of Webvan. The merger is contingent upon the fulfillment of certain conditions as outlined in the Agreement including, but not limited to, expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, approval of the merger by the stockholders of HomeGrocer and approval of the issuance of Webvan Common Stock in the merger by the stockholders of Webvan. The transaction will be accounted for as a purchase.

Item 7.    Exhibits.

        (c)    Exhibits.

               99.1      Press Release, dated June 26, 2000.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Webvan Group, Inc.


Dated:  July 21, 2000                       By:   /s/  Robert H. Swan
                                                  ------------------------------
                                                  Robert H. Swan,
                                                  Chief Financial Officer



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                             EXHIBIT INDEX


EXHIBIT NO.           DESCRIPTION
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   99.1               Press Release, dated June 26, 2000.